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 POWER OF ATTORNEY<br />
The undersigned does hereby make, constitute and appoint each of<br /> Jamison Yardley and Jennifer Lee (and any other employee, of The<br /> Goldman Sachs Group, Inc. (the "Company") or one of its affiliates,<br /> performing the function in connection with which this Power of<br /> Attorney has been granted designated in writing by one of the<br /> attorneys-in-fact), as his true and lawful attorney-in-fact, acting<br /> for him in his respective name, place and stead, whether acting<br /> individually or as a representative of others, to approve, execute<br /> and deliver any documentation required to be made by him under the<br /> Securities Exchange Act of 1934 (as amended, the "Act"), with respect<br /> to securities which may be deemed to be beneficially owned by him<br /> under the Act, such documents to be in such form as such<br /> attorney-in-fact may approve on the undersigned's behalf, such<br /> approval to be conclusively evidenced by the due execution thereof,<br /> and granting unto such attorney-in-fact full power, including<br /> substitution and resubstitution, and authority to act in the premises<br /> as fully and to all intents and purposes as the undersigned might or<br /> could do in person, and hereby ratifies, approves and confirms all<br /> that such attorney-in-fact shall lawfully do or cause to be done by<br /> virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until<br />
the earlier of (i)<br />
June 11, 2022 and (ii) such time that it is revoked in writing by the<br /> undersigned; provided that in the event the attorney-in-fact ceases<br /> to be an employee of the Company or its affiliates or ceases to<br /> perform the function in connection with which he/she was appointed<br /> attorney-in-fact prior to such time, this Power of Attorney shall<br /> cease to have effect in relation to such attorney-in-fact upon such<br /> cessation but shall continue in full force and effect in relation to<br /> any remaining attorneys-in-fact. The undersigned has the unrestricted<br /> right unilaterally to revoke this Power of Attorney.

This Power of Attorney shall be governed by, and construed in<br />
accordance with, the laws of the State of New York, without regard to<br /> rules of conflicts of law.<br />
IN WITNESS WHEREOF, the undersigned has duly subscribed these<br /> presents as of June 11, 2019.<br />
By: /s/ Adrian Jones<br />
Name: Adrian Jones

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